                            SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


--------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Certificate)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
    ----------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:
    ----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ----------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:
    ----------------------------------------------------------------------------
    5) Total fee paid:
    ----------------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
    ----------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:  PRELIMINARY PROXY
    ----------------------------------------------------------------------------
    3) Filing Party:  LAM RESEARCH CORPORATION
    ----------------------------------------------------------------------------
    4) Date Filed:  APRIL   , 2001
    ----------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO] Olin

                501 MERRITT 7, NORWALK, CONNECTICUT 06856-4500

                                                                 March 12, 2002

         Dear Olin Shareholder:

            We cordially invite you to attend our 2002 annual meeting of shareholders.

            This booklet includes the notice and proxy statement, which describes the business we will conduct at the meeting and provides information about Olin that you should consider when you vote your shares. We have not planned a communications segment or any multimedia presentations for the 2002 annual meeting.

            This year, we have prepared the proxy statement in a format that we hope is easier to understand. The Securities and Exchange Commission encourages companies to write documents for investors in plain English, and we support this effort. We hope you like the new format, and we welcome your comments.

            Whether or not you plan to attend, it is important that your shares are represented and voted at the annual meeting. If you do not plan to attend the annual meeting, you may vote your shares on the Internet, by telephone or by completing and returning the proxy card in the enclosed envelope. If you plan to attend the annual meeting, please bring the lower half of your proxy card to use as your admission ticket for the meeting.

            At last year's annual meeting more than 91% of our shares were represented in person or by proxy. We hope for the same high level of representation at this year's meeting and we urge you to vote as soon as possible.

                                                   Sincerely,

                                          /s/ Donald W. Griffin
                                                Donald W. Griffin
                                               Chairman of the Board

                            YOUR VOTE IS IMPORTANT

 We urge you to promptly vote your shares on the Internet, by telephone or by signing, dating and returning your proxy card in the enclosed envelope.

                               OLIN CORPORATION

                   Notice of Annual Meeting of Shareholders

Time:          8:30 a.m. (Eastern Daylight time)

Date:          Thursday, April 25, 2002

Place:         Riverview Cafeteria 301 Merritt 7 Norwalk, Connecticut

Purpose:       To consider and act upon the following:

                   (1)The election of three Directors to serve for three-year terms expiring in 2005, and one Director to serve until 2003.

                   (2)Ratification of the appointment of independent auditors for 2002.

                   (3)Such other business that is properly presented at the
                      meeting.

Who May Vote:  You may vote if you were the record owner of Olin common stock at the close of business on February 28, 2002.

                             By Order of the Board of Directors:


                                            /s/ Stuart Roth
                                            Stuart Roth
                                             Secretary

Norwalk, Connecticut
March 12, 2002

                               OLIN CORPORATION

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                           To be Held April 25, 2002

GENERAL QUESTIONS
-----------------------

Why did I receive this proxy statement?

   You received this proxy statement because you owned shares of Olin common stock at the close of business on February 28, 2002. Olin's Board of Directors is asking you to vote at the 2002 annual meeting in favor of the matters listed in the notice of the annual meeting of shareholders. This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision.

When was this proxy material mailed to shareholders?

   We began to mail the proxy statement and form of proxy to shareholders on or about March 12, 2002.

What if I have questions?

   If you have questions, please write them down and send them to the Secretary at Olin's principal executive office at 501 Merritt 7, PO Box 4500, Norwalk, CT 06856-4500.

What will I be voting on?

   You will be voting on:

       (1)the election of four Directors,

       (2)the ratification of KPMG LLP as Olin's independent auditors for 2002, and

       (3)any other business if properly presented at the annual meeting.

Could other matters be voted on at the annual meeting?

   As of March 12, 2002, the election of four Directors and the ratification of KPMG LLP as Olin's independent auditors for 2002 are the only matters being presented for consideration. We know of no other matters to be considered at the annual meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment and opinion as to what is in the best interests of Olin.

How does the Board recommend I vote on the proposals?

   The Board recommends a vote for each of the Director nominees and for the appointment of KPMG LLP as Olin's independent auditors for 2002.

VOTING

Who can vote?

   All shareholders of record at the close of business on February 28, 2002 are entitled to vote at the annual meeting.

How many votes can be cast by all shareholders?

   At the close of business on February 28, 2002, the record date for voting, we had outstanding 43,479,806 shares of Olin common stock, par value $1 per share. Each shareholder on the record date may cast one vote for each full share owned.

How do I vote?

   You may vote either in person at the annual meeting or by proxy. To vote by proxy, you must select one of the following options:

..  Completethe enclosed proxy card:

..  Completeall of the required information on the proxy card.
..  Dateand sign the proxy card.
.. Returnthe proxy card in the enclosed postage-paid envelope. We must receive the proxy card not later than the day before the annual meeting for your proxy to be valid and for your vote to count.
.. Ifyou are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

..  Voteby telephone (telephone voting instructions are printed on the proxy card):
..  Callthe toll-free voting telephone number: 1-800-435-6710.
..  Enteryour voter control number located at the bottom of your proxy card.
..  Followand comply with the recorded instructions before the indicated
         deadline on April 24,  2002.
.. Ifyou are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

..  Voteon the Internet (Internet voting instructions are printed on the proxy card):
..  Accesshttp://www.eproxy.com/oln
..  Followthe instructions provided on the site and log on using your voter control number located  at the bottom of your proxy card.
.. Submitthe electronic proxy before the indicated deadline on April 24, 2002. .. Ifyou are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

   Telephone and Internet voting ends at 4:00 p.m., Eastern time, on April 24, 2002. If you vote in a timely manner by the Internet or telephone, you do not have to return your proxy card for your vote to count. Please be aware that if you vote on the Internet, you may incur costs such as normal telephone and Internet access charges for which you will be responsible.

   The Internet and telephone voting procedures use a control number. Your control number appears on the bottom of the enclosed proxy card. The control number also lets you log on to change your vote or to confirm that your vote has been properly recorded.

   If you want to vote in person at the annual meeting, and you own your Olin shares through a custodian, broker or other agent, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the annual meeting.

How are votes counted?

   If you specifically mark your proxy card (or vote by telephone or Internet) and indicate how you want your vote to be cast regarding any matter, your directions will be followed. If you submit your proxy card but do not specifically mark it with your instructions as to how you want to vote, your proxy will be voted for the election of the Directors, and in favor of the ratification of KPMG LLP as independent auditors for 2002.

   If you submit a proxy card marked "abstain" or "withhold" on any item, your shares will not be voted on the item so marked and your vote will not be included in determining the number of votes cast for that matter.

Can I change my vote?

   Yes. Even if you submit a proxy card with your voting instructions, you may revoke or change it in person at the meeting any time before it is exercised or in a timely manner before the expiration of the voting deadlines by:

..  submittinganother written proxy with a later date,

..  castinga new vote on the Internet or by telephone,

.. sendinga written notice of the change in your voting instructions to the Secretary if received before the annual meeting, or

..  revokingthe grant of a previously submitted proxy and voting in person at the annual meeting.

When are the votes due?

   Shares represented by proxies on the enclosed proxy card will be counted in the vote at the annual meeting if we receive your proxy card by April 24, 2002. Proxies submitted by the Internet or by telephone will be counted in the vote only if they are received by 4:00 p.m., Eastern Daylight time on April 24, 2002.

How do I vote my shares held in the Olin Contributing Employee Ownership Plan or the Arch Chemicals, Inc. Contributing Employee Ownership Plan?

   On February 28, 2002, approximately 7,346,634 shares were held in the Olin common stock fund of the Olin Corporation Contributing Employee Ownership Plan and 888,468 shares were held in the Olin common stock fund of the Arch Chemicals, Inc. Contributing Employee Ownership Plan. We sometimes refer to one or both of these plans as the CEOP. JPMorgan Chase Bank, as the Trustee of the CEOP, holds all of those shares. If you are a participant in the CEOP, you may instruct JPMorgan Chase Bank how to vote shares of common stock credited to you by indicating your instructions on your proxy card and returning it to us or by voting on the Internet or telephone. JPMorgan Chase Bank will vote shares of common stock held in the CEOP for which it does not receive voting instructions, or which are not credited to participants' accounts, in the same manner proportionately as it votes the shares of common stock for which they do receive instructions.

How do I vote my shares held in the Automatic Dividend Reinvestment Plan?

   Mellon Investor Services is our registrar and transfer agent and administers the Automatic Dividend Reinvestment Plan. If you participate in our Automatic Dividend Reinvestment Plan, Mellon will vote any shares of common stock that it holds for you in accordance with your instructions indicated on the proxy card you return or the vote you make by the Internet or telephone. If you do not submit a proxy card for your shares of record or vote by Internet or telephone, Mellon Investor Services will not vote your dividend reinvestment shares.

MISCELLANEOUS

Who pays for this proxy solicitation?

   Olin will pay the entire expense of this proxy solicitation.

Who solicits the proxies and what is the cost of this proxy solicitation?

   We have hired Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist us with the distribution of proxy materials and vote solicitation. We will pay Georgeson approximately $11,500 for its services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding proxy solicitation materials.

How will the proxies be solicited?

   Georgeson will solicit proxies by personal interview, mail, and telephone, and will request brokerage houses and other custodians, brokers and other agents to forward proxy solicitation materials to the beneficial owners of Olin common stock for whom they hold shares. Our Directors, officers and employees may also solicit proxies by personal interview and telephone.

How can I submit a shareholder proposal at the 2003 annual meeting?

   If you want to present a proposal to be considered for inclusion in the 2003 proxy statement for the 2003 annual meeting, you must deliver the proposal in writing to the Secretary at Olin Corporation, 501 Merritt 7, PO Box 4500, Norwalk, CT 06856-4500 no later than November 13, 2002. You must then present your proposal in person at the 2003 annual meeting.

   If you want to present a proposal for consideration at the 2003 annual meeting, without including your proposal in the proxy statement, you must deliver a written notice (containing the information required by Olin's By-Laws) to the Secretary at Olin Corporation, 501 Merritt 7, PO Box 4500, Norwalk, CT 06856-4500 no later than January 24, 2003. You must also present your proposal in person at the 2003 annual meeting.

How can I nominate a Director for election to the Board?

   According to Olin's By-Laws, you may nominate an individual for election to the Board if you deliver a written notice of the nomination to Olin's Secretary no later than January 24, 2003. Your notice must include:

     .    your name and address;

     .    the name and address of the person you are nominating;

     . a statement that you are entitled to vote at the annual meeting and intend to appear at the annual meeting in person, or by proxy, to make the nomination;

     . a description of arrangements or understandings between you and others, if any, pursuant to which the nomination is to be made;

     . such other information about the nominee as would be required in a proxy statement filed under the Securities and Exchange Commission proxy rules; and

     . the written consent of the nominee to actually serve as a Director, if elected.

                           CERTAIN BENEFICIAL OWNERS

Does any single shareholder own or control 5% or more of Olin's common stock?

   We know of no person who beneficially owned more than five percent of our common stock as of December 31, 2001.

                ITEM 1--PROPOSAL FOR THE ELECTION OF DIRECTORS

Who are the individuals nominated by the Board to serve as Directors?

   The Board of Directors is divided into three classes. Each class has a term of office for three years, and the term of each class ends in a different year. The Board has nominated three persons, each of whom is listed under "Nominees for Three-Year Terms Expiring in 2005", for election as Class II Directors to serve until the 2005 annual meeting of shareholders and until their successors have been elected. Two of those directors, G. Jackson Ratcliffe, Jr. and Richard M. Rompala, are currently serving as Class II Directors. The third, Joseph D. Rupp, was elected by the Board of Directors pursuant to Olin's By-Laws as a new Class III director on January 1, 2002. Olin's By-Laws require that any director elected by the Board of Directors shall serve only until the next election of directors by the shareholders. The Board has nominated Mr. Rupp for election by the shareholders as a Class II Director. The Board has also nominated Donald W. Griffin for election as a Class III Director with a term expiring in 2003. The terms of the other Directors will continue after the annual meeting as indicated below.

   The Board expects that all of the nominees will be able to serve as Directors. If any nominee is unable to accept election, a proxy voting in favor of such nominee will be voted for the election of a substitute nominee selected by the Board, unless the Board reduces the number of Directors.

                                   CLASS II
                NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2005

[PHOTO OF GJ
  Ratcliffe]   G. JACKSON RATCLIFFE, JR., 66, is Chairman of Hubbell
               Incorporated, an international manufacturer of electrical and electronic products, a position he has held since 1987. From
               1987 to 2001, he also served as President and Chief Executive
               Officer of Hubbell. He holds an AB degree from Duke University and a JD degree from the University of Virginia. Mr. Ratcliffe is a member of the Board of Directors of Hubbell, Praxair, Inc., Sunoco, Inc. and Barnes Group Inc.; Olin Director since 1990;
               Chair of the Compensation Committee and member of the Directors and Corporate Governance Committee and the Executive Committee.

[PHOTO OF RM
  Rompala] RICHARD M. ROMPALA, 55, is Chairman and Chief Executive Officer of The Valspar Corporation, a manufacturer and distributor of paints and coatings. Mr. Rompala has held the position of Chairman of Valspar since 1998 and Chief Executive Officer of Valspar since 1995. From 1994-2001, he also served as President of Valspar. Prior to 1994, Mr. Rompala served as Group Vice President-Coatings and Resins for two years and Group Vice President-Chemicals for five years at PPG Industries, Inc. Mr. Rompala holds a BA degree in Chemistry and a BS degree in Chemical Engineering from Columbia University and an MBA degree from Harvard Business School. He is a Director of The Valspar Corporation. Olin Director since 1998; member of the Audit Committee, Directors and Corporate Governance Committee and the Compensation Committee.

  [PHOTO OF]
  Joseph D.
  Rupp JOSEPH D. RUPP, 51, is President and Chief Executive Officer of Olin, a position he has held since January 2002. Prior to that and since March 2001, he was Executive Vice President, Operations and was responsible for all Olin business operations including Brass, Winchester and Chlor Alkali Products. He joined Olin's Brass Division in 1972 and held a number of positions of increasing responsibility in the Brass manufacturing and engineering organization. In 1985, he was appointed Vice President, Manufacturing and Engineering. He was appointed President of Olin Brass and a Corporate Vice President in 1996. He holds a BS degree in Metallurgy from the University of Missouri, Rolla. Olin Director since 2002.

                                   CLASS III
                       NOMINEE FOR TERM EXPIRING IN 2003

[PHOTO OF DW
  Griffin] DONALD W. GRIFFIN, 65, is Chairman of Olin, a position he has held since 1996. Until January 1, 2002 he also served as Olin's President and Chief Executive Officer. He joined Olin in 1961 and from 1963 served in a variety of Brass Division marketing positions, including Director of international business development and vice president, marketing. In 1983, he was elected a corporate Vice President and President of the Brass Group. In 1985, he was named President of the Winchester Group; in 1986, President of the Defense Systems Group; in 1987, Executive Vice President; in 1993, Vice Chairman-Operations; in 1994, President and Chief Operating Officer; in January 1996, Chief Executive Officer; and in April 1996, Chairman. He is a graduate of the University of Evansville, Evansville, IN and completed the Graduate School for Sales and Marketing Managers at Syracuse University, Syracuse, NY. Mr. Griffin is a Director of Eastman Chemical and Barnes Group Inc. He is also a Director of the Sporting Arms and Ammunition Manufacturers Institute, the Wildlife Management Institute and the National Shooting Sports Foundation. He is on the Board of Trustees of the Buffalo Bill Historical Center and the University of Evansville. He is a life member of the Navy League of the United States and the Surface Navy Association. Olin Director since 1990; Chair of the Executive Committee.

   The Board recommends that you vote FOR the election of Mr. Ratcliffe, Mr. Rompala and Mr. Rupp as Class II Directors, and for the election of Mr. Griffin as a Class III Director.

How many votes are required to elect a Director?

   A nominee will be elected as a Director if a plurality of the votes cast in the election are in favor of the nominee. Abstentions and shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast.

Who are the other remaining Directors and when are their terms scheduled to expire?

   The terms of the following Directors will continue after the 2002 annual meeting, as indicated below.
                                   CLASS III
                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2003

[PHOTO OF WW
  Higgins] WILLIAM W. HIGGINS, 66, retired as a Senior Vice President of The Chase Manhattan Bank, N.A. and a senior credit executive of its Institutional Bank in December 1990. He joined the bank in 1959 after receiving a BA degree from Amherst College and an MBA degree from Harvard Business School. He was appointed Assistant Treasurer in 1962, Second Vice President in 1965 and Vice President in 1968. He was appointed a Senior Vice President and a Credit Policy Executive in 1983. From 1979 to 1983, he served as Deputy Sector Credit Executive of the Corporate Industries Sector. Prior to that, he was Group Credit Officer of the Corporate Banking Department and before that District Executive of the Petroleum Division of the same Department. He is a Director and former Chairman of the Greenwich Emergency Medical Service, Greenwich, CT. He is past President of the Belle Haven Landowners Association in Greenwich, a former member of the Representative Town Meeting in Greenwich, and a former trustee of the Canterbury School in New Milford, Connecticut. He is a Director of The Greenwich Bank & Trust Company. Olin Director since 1964; Chair of the Audit Committee and member of the Directors and Corporate Governance Committee and the Executive Committee.

[PHOTO OF SF
  Page] STEPHEN F. PAGE, 62, is Executive Vice President of United Technologies Corporation (UTC) and President and Chief Executive Officer of Otis Elevator Company, a subsidiary of UTC. He has held these positions since 1993 and 1997 respectively. He served as Chief Financial Officer of UTC from 1993 until 1997. Before joining UTC, Mr. Page had a 20-year career with Black & Decker Corporation, rising to Executive Vice President and Chief Financial Officer. He joined Black & Decker following its acquisition of McCulloch Corporation, where he served as General Counsel. Previously, he was a principal of the public accounting firm now known as Deloitte & Touche. Mr. Page earned business and law degrees from Loyola Marymount University in Los Angeles, California. He is a certified public accountant and a member of the American Bar Association. Mr. Page is a regent of Loyola Marymount University, where he is also a member of the National Graduate Committee. He also serves as chairman of the Board of INROADS for Greater Hartford (CT), and is a member of the National Advisory Board of the Kennedy Krieger Institute for Handicapped Children. He is a Director of Liberty Mutual Holding Company Inc. and formerly served as a Director for Loctite Corporation (NYSE) and Augat Inc. (NYSE). Olin Director since 2000; member of the Audit Committee and the Directors and Corporate Governance Committee.

                                    CLASS I
                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2004

[PHOTO OF RW
  Larrimore]   RANDALL W. LARRIMORE, 54, is President and Chief Executive
               Officer of United Stationers Inc., a wholesale distributor of office products, a position he has held since 1997. From 1988 until 1997, he was President and Chief Executive Officer of MasterBrand Industries, Inc., a subsidiary of Fortune Brands,
               Inc. He holds a BA degree from Swarthmore College and an MBA degree from the Harvard Business School. He is Chairman of the Executive Committee of the Office Products Council of the City of Hope and a member of the Board of Directors of United
               Stationers and Evanston Northwestern Healthcare. He is also a
               Director of Students In Free Enterprise (S.I.F.E.) and a trustee of Lake Forest Academy. Olin Director since 1998; Chair of the
               Directors and Corporate Governance Committee and member of the Compensation Committee and the Executive Committee.

[PHOTO OF AW
  Ruggiero]    ANTHONY W. RUGGIERO, 60, is Executive Vice President and Chief
               Financial Officer of Olin, a position he has held since January
               1999. He joined Olin in 1995 as Senior Vice President and Chief
               Financial Officer. Mr. Ruggiero served as Senior Vice President and Chief Financial Officer of the Readers Digest Association,
               Inc. from 1990 to 1995. He joined Squibb Corporation in 1969 and served as Senior Vice President and Chief Financial Officer and a Director from 1983 to 1990. He holds a BS degree from Fordham
               University and an MBA degree from the Columbia Business School.
               He is a member of the CFO Advisory Council of the Financial
               Executives Institute, a Director of Carlisle Companies
               Incorporated and a former Director and Audit Committee Chair of Primex Technologies, Inc. Olin Director since 1999.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

How many meetings did Board members attend?

   During 2001, the Board held six meetings. Each of the current Directors attended 100% of the meetings of the Board and committees of the Board on which they served.

What are the committees of the Board?

   The Audit Committee, which held five meetings during 2001, advises the Board on internal and external audit matters affecting us. The audit committee:

     . recommends the appointment of our independent auditors, reviews with such auditors the scope and results of their examination of our financial statements and any investigations and surveys by such auditors;

     . reviews its charter annually and publishes the charter in the annual meeting proxy statement in accordance with SEC regulations;

     . reviews our annual audited financial statements before filing or distribution;

     . reviews with management and our independent auditors, the interim financial results and related press releases before issuance to the public;

     . reviews audit plans, activities and reports of our internal and regulatory audit departments;

     . reviews the presentations by management and our independent auditors regarding our financial results;

     . monitors our litigation process including major litigation and other legal matters that impact our financial statements or compliance with the law;

     .    monitors our insurance and risk management process; and

     .    oversees our ethics and business conduct programs and procedures.

   The Compensation Committee, which held four meetings during 2001, sets policy, develops and monitors strategies for, and administers the programs that are used to compensate the chief executive officer and other senior executives. The compensation committee:

     . approves the salary plans for senior executives including their total direct compensation opportunity, comprised of base salary, annual incentive standard and long-term incentive guideline award;

     . approves the measures, goals, objectives, weighting, payout matrices, performance certification and actual payouts for the incentive compensation plans;

     . administers the incentive compensation plans, stock option plans and long-term incentive plans;

     . issues an annual report on executive compensation that appears in this proxy statement;

     .    approves executive and change-in-control agreements;

     . approves and adopts new tax-qualified and non-qualified pension plans, approves terminations of tax-qualified and non-qualified pension plans, administers deferred compensation arrangements, administers the Senior Executive Pension Plan and makes recommendations to the Board on any other matters pertaining to the pension, 401(k) and other plans which the compensation committee deems appropriate; and

     .    advises the Board on the compensation of directors.

   The Directors and Corporate Governance Committee, which held four meetings during 2001, assists the Board in fulfilling its responsibility to our shareholders relating to the selection and nomination of officers and Directors. The directors and corporate governance committee:

     . makes recommendations to the Board regarding the election of the chief executive officer;

     .    reviews the nominees for our other officers;

     .    annually evaluates the performance of the chief executive officer;

     . makes recommendations to the Board regarding the size and composition of the Board and the qualifications and experience that might be sought in Board nominees;

     . seeks out and recommends possible candidates for nomination and considers recommendations by shareholders, management, employees and others for candidates for nomination and renomination as Directors;

     . assesses whether the qualifications and experience of Board nominees meet the current needs of the Board;

     .    reviews plans for management development and succession;

     . periodically reviews corporate governance trends, issues and best practices and makes recommendations to the Board regarding the adoption of best practices most appropriate for the governance of the affairs of the Board;

     . reviews and makes recommendations to the Board regarding the composition, duties and responsibilities of various Board committees;

     . reviews and advises the Board on such matters as protection against liability and indemnification; and

     . reports periodically to the Board on the performance of the Board itself as a whole.

   The Executive Committee meets as needed in accordance with our By-laws. Between meetings of the Board, the executive committee may exercise all the power and authority of the Board (including authority and power over our financial affairs) except for matters reserved to the full Board by Virginia law and matters for which the Board gives specific directions. During 2001, this committee held no meetings.

How are the Directors compensated?

   During 2001, we compensated each non-employee Director on the Board with:

     . an annual retainer of $30,000, of which $25,000 was paid or credited in the form of shares of common stock.

     . shares of common stock with an aggregate fair market value equal to $24,000, rounded to the nearest 100 shares (prorated based on the date the Director joined the Board, for those Directors serving less than a full year).

     . a fee of $1,500 for each meeting of the Board and for each meeting of a committee of the Board attended by a committee member.

     .    a $5,000 annual fee for committee chairs.

     . reimbursement for expenses incurred in the performance of their duties as Directors.

     . a 100% matching contribution to an eligible institution for gifts made by a Director (50% for gifts made after November 1, 2001) to such institution, but the matching gift plan is limited to $5,000 per Director per year.

     . insurance coverage while on Company business under our business travel accident insurance policy.

     . a special one-time fee of $6,000, for significant succession planning work outside the normal director duties during 2001.

   Directors may elect to receive common stock instead of cash for any portion of their cash compensation and to defer any stock or cash payments. Deferred cash is credited with interest quarterly and deferred shares are credited with dividend equivalents. Deferred shares are paid out in shares of common stock, or at the Director's election, in cash. If there is a "Change in Control" as defined in the 1997 Stock Plan for Non-Employee Directors, (what we refer to as the Directors Plan) the balance of any deferred accounts is paid to the Directors.

   The Directors' Plan also holds, as ''phantom'' shares, the shares of common stock of Arch Chemicals, Inc. issued to any Director as a dividend distribution on their shares of Olin common stock held in their Directors' Plan accounts at the time of the spin-off of Arch Chemicals, Inc. Those Arch Chemicals, Inc. phantom shares are payable only in cash, unless a Director elects to transfer the Arch Chemicals, Inc. phantom shares into their Olin common stock accounts.

   Directors who are also employees of Olin do not receive any extra compensation for their services as Directors.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

How much stock is beneficially owned by each Director and nominee for Director and by the individuals named in the Summary Compensation Table?

   This table shows how many shares of our common stock certain persons beneficially owned on January 15, 2002. Those persons include each Director and Director nominee, each individual named in the Summary Compensation Table on page 17, and by all current Directors and executive officers as a group. A person has "beneficial ownership" of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. "Investment power" means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the number of shares listed, except as noted in the following table.

                                                                         No. of Shares Percent of
                                                                         Beneficially    Common
                        Name of Beneficial Owner                           Owned(a)     Stock(b)
                        ------------------------                         ------------- ----------
Donald W. Griffin(c)....................................................     789,201      1.8
William W. Higgins(d)...................................................     228,686       --
Randall W. Larrimore....................................................      17,106       --
Stephen F. Page.........................................................       8,853       --
G. Jackson Ratcliffe, Jr................................................      25,316       --
Richard M. Rompala......................................................      17,217       --
Joseph D. Rupp..........................................................     185,737       --
Anthony W. Ruggiero.....................................................     318,074       --
Thomas M. Gura..........................................................     143,322       --
Peter C. Kosche(c, e)...................................................     222,223       --
Directors and executive officers as a group, including those named above
  (15) persons)(c, d, e)................................................   2,425,415      5.4

--------
(a)Includes shares credited under the CEOP on January 15, 2002, shares of common stock credited to deferred accounts under the Directors Plan, and shares that may be acquired within 60 days (by March 15, 2002) through the exercise of stock options as follows:

                                                              Number of Shares     Number of Shares
                                                              Held in Director    Subject to Options
                            Name                             Deferred Accounts* Exercisable in 60 days
                            ----                             ------------------ ----------------------
Mr. Griffin.................................................           --               678,550
Mr. Higgins.................................................       21,428                    --
Mr. Larrimore...............................................       16,606                    --
Mr. Page....................................................        6,853                    --
Mr. Ratcliffe...............................................       23,316                    --
Mr. Rompala.................................................       16,717                    --
Mr. Rupp....................................................           --               143,413
Mr. Ruggiero................................................           --               263,793
Mr. Gura....................................................           --               110,937
Mr. Kosche..................................................           --               172,415
Directors and executive officers as a group, including those
  named above, (15 persons).................................       84,920             1,793,718

--------
*  Such shares have no voting rights
(b)Unless otherwise indicated, beneficial ownership does not exceed 1% of the outstanding shares of common stock.
(c)Includes 24,665 shares held by a charitable foundation for which Mr. Griffin and Mr. Kosche, as individual trustees, share voting and investment power with Wachovia Bank, N. A. Mr. Griffin and Mr. Kosche disclaim beneficial ownership of such shares.

(d)Includes 84,220 shares held in two trusts of which his spouse is beneficiary and co-trustee; and 42,300 shares held in three trusts of which Mr. Higgins is co-trustee and his children are beneficiaries; does not include 128,010 shares held in three trusts, in which his spouse has an interest. Mr. Higgins disclaims beneficial ownership of all such shares.
(e)Includes 838 shares held by Mr. Kosche's daughter.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and these persons must furnish us with copies of the forms they file. Based solely on our review of the copies of these forms furnished to us and on written representations, we believe that our officers, Directors and ten-percent beneficial owners complied with all Section 16(a) filing requirements.

                            EXECUTIVE COMPENSATION

    Report of the Compensation Committee on Executive Compensation for 2001

Compensation Philosophy

   Olin designs its executive compensation policies and program based on specific objectives:

..  attract, motivate and retain the highest quality executives,

..  align executive interests with those of the Company's shareholders,

.. provide an incentive to executives to achieve quantifiable financial and other strategic objectives in a manner consistent with the Company's values, and

..  unite management as a team, emphasizing group results.

To accomplish these objectives, the Company emphasizes variable compensation, an emphasis consistent with competitive practice.

Executive Compensation Program as Administered in 2001

   The compensation committee establishes total compensation opportunities (and the three individual components) for the CEO and other named executive officers targeted to the median of a group of more than 600 companies that represent general U.S. industry, referred to as the ''comparator group.''

   Independent executive compensation consultants provide the committee with an annual assessment of the Company's relative position within this comparator group. The total target compensation opportunity for each executive includes the following components:

..  annual base salary

..  annual incentive award opportunity

..  long term incentive award

Once the committee determines the total targeted compensation opportunity for the CEO and the other named executive officers, the committee determines the appropriate mix of these three components, again with the advice of outside executive compensation consultants, using the competitive analysis.

   The Company implemented the Economic Value Added (EVA/(R)/) business management system beginning in 1996 and continued to use this measurement system in 2001, as the primary basis for the annual incentive plan discussed below./(1)/ EVA is a method of measuring a company's financial performance by taking its operating profit after taxes and subtracting a charge for the capital employed to create the profit. EVA will be positive when a company's return on capital exceeds its cost of capital.

Base Salary

   Effective January 1, 2001, the CEO's base salary was increased to $760,000, 3.4% over the 2000 level. Factors utilized by the committee in determining the CEO's 2001 salary included analyses of the comparator group and the scope of his responsibilities. The CEO's base salary was above the median of the comparator group in 2001.

   The compensation committee used the same methodology to determine base salary adjustments for the other four named executive officers.
--------
/(1)/ EVA is a registered trademark of Stern Stewart & Company.

Annual Incentive Award

   Olin makes incentive awards based on two elements: (1) Olin's EVA performance and (2) performance against personal and team objectives. The CEO's total award was determined using a weighting of 75% on EVA performance and 25% on performance against personal and team objectives. For 2001, the EVA performance element compares Olin's actual EVA performance against a predetermined target. EVA performance was below the target for 2001.

   The Company maintains a "bonus bank" account for each individual participating in the award plan. We pay a predetermined portion of the annual EVA performance award, if any, (plus a predetermined portion of the bonus bank balance, if the bank balance is positive) in a given year. For 2001, the predetermined payout percent was 33% for the executive officers. This banking feature imparts a longer term component to the plan, serves to smooth out the payouts through economic cycles and provides a retention element. The bank balance, if any, is paid upon retirement, death or disability and may be paid upon termination of employment in certain other events.

   With performance below target, bank balances may become negative, in which case, they must be offset and therefore will reduce future awards. If bonus bank balances carried over from the prior year are negative, an executive receives the predetermined payout percent of the declared EVA award for the year in question. The portion of the declared award not paid to the executive is credited against the existing negative or positive bank balance to determine the new ending bank balance. This positive or negative balance is held in the bank. If the balance is positive, it will be available for payout over subsequent years if EVA performance is sustained but it remains at risk until it is paid out.

   The discretionary portion of the award is determined by the compensation committee and is not added to the bonus bank, but is paid out in full for the year earned.

   The CEO's 2001 incentive payout was $150,000, which represents his targeted discretionary award for performance against personal and team objectives. He received no payout for EVA performance. This compares to a total annual incentive payout in 2000 of $437,842, made up of a $292,842 payout for EVA performance and an award of $145,000 for performance against personal and team objectives. His ending 2001 EVA performance-related bank balance is a negative $284,558, compared to a positive balance of $322,942 in 2000.

   The actual awards for the Executive Vice President, Operations, the Executive Vice President & Chief Financial Officer and the Senior Vice President, Corporate Affairs, were determined in a similar fashion, with 75% based on the Company's EVA performance and 25% based on performance toward their personal and team objectives. The award for the other named executive officer, a Division President, was based on a combination of the Company's EVA and his Divisions' EVA performance (75% weighting) and his personal and team objectives (25% weighting).

Long Term Incentive Award

   The compensation committee determined the long term incentive award opportunity for each named executive officer in early 2001, based on the competitive analysis described above. Under the 2001 long term incentive plan, stock options represent one-half of the aggregate value of the long term incentive award opportunity, and performance share awards make up the other half.

   In 2001, Olin made changes in the method used to determine the grant size for stock options. The sum of all of the option grants determines the aggregate pool of options. This pool increases or decreases depending on Olin's trailing three-year total shareholder return. Total shareholder return, or TSR, represents the increase in the fair market value of Olin common stock over the relevant period, including reinvestment of dividends, as calculated for the Performance Graph on page 21. The option grant pool increases by 25% when Olin's TSR falls within the top third relative to the TSR for companies in the S&P MidCap 400. The option grant pool shrinks by 25% when Olin's TSR falls within the bottom third relative to the TSR for companies in the S&P MidCap 400. Olin reduced its 2001 stock option grant pool by 25%, because Olin's trailing three-year TSR fell in the bottom third of the companies in the S&P MidCap 400.

   The CEO and other named executive officers received stock option grants in 2001. The option price was set at the fair market value of common stock on the date of the grant, and the options have a ten-year term. The CEO's options vest on April 1, 2002, and the remaining option grants vest one-third each year beginning in 2002. We also accelerated the vesting of Mr. Griffin's stock options for 66,640 shares from the originally scheduled vesting date of January 27, 2003 to April 30, 2002. This modification did not result in any charge to our earnings, as the exercise price for the options of $18.97 per share is above the market price for our common stock.

   Individual standard option grant sizes are fixed by competitive analyses. Actual grants made to individuals may be increased or decreased by up to 25% by this committee (or the CEO for non-officers). The total of all adjusted grants may not exceed the aggregate pool of available options for the year.

   The other half of the individual long term incentive requirement takes the form of performance shares, with the number of performance shares based on the competitive analysis and the price of Olin common stock at the time of the grant. At the end of a three-year performance cycle, participants receive a performance share award denominated in shares of Olin common stock, paid half in shares of Olin common stock and half in cash, based on Olin's average annual return on capital in relation to the average annual return on capital among the S&P MidCap 400 companies. Return on capital, or ROC, means Olin's consolidated net income, plus after-tax interest expense and the after-tax effect of any special charge or gain, and any cumulative effect of a change in accounting, divided by Olin's average consolidated total assets less total non-interest bearing liabilities. The award may increase by as much as 50% if Olin's average annual ROC falls in the top 20% of the S&P MidCap 400 performance and may fall to 25% if Olin's performance drops to the bottom 20% of the S&P MidCap 400 performance. The CEO and other named executive officers received grants of performance shares in 2001. The terms of Mr. Griffin's 2001 performance share grant were modified to provide him with the benefits of all such performance shares (rather than a pro rata portion) at such time as shares are issued to other executive officers in accordance with the terms of the 2001 Performance Share Program.

   Section 162(m) of the Internal Revenue Code denies Olin a deduction for compensation paid to a named executive officer in a taxable year, to the extent his compensation that does not meet the definition of "performance-based compensation" exceeds $1,000,000. Olin structures the stock options, and significant portions of the remaining long term incentive and of the annual incentive, to meet the criteria for performance-based compensation. It is possible, however, that the portions of these awards that do not qualify as "performance-based compensation," when combined with salary and other forms of compensation Olin pays to a named executive officer, may exceed this limitation in any particular year.

January 31, 2002

                                          G. Jackson Ratcliffe, Jr., Chairman
                                          Randall W. Larrimore
                                          Richard M. Rompala

   This table shows information about compensation for the Chief Executive Officer and the other four most highly compensated executive officers in 1999, 2000 and 2001.

                          Summary Compensation Table

                                                                           Long-Term
                                           Annual Compensation           Compensation
                                      ------------------------------ ---------------------
                                                                       Awards    Payouts
                                                                     ---------- ----------
                                                              Other                           All
         Name and Principal                                  Annual  Securities Long-Term    Other
           Position as of                                    Compen- Underlying Incentive   Compen-
         December 31, 2001            Year  Salary  Bonus(b) sation   Options   Payouts(d) sation(e)
         -----------------            ---- -------- -------- ------- ---------- ---------- ---------
Donald W. Griffin.................... 2001 $760,008 $150,000   (c)     72,750    $      0  $ 99,328
  Chairman of the Board, President &  2000  735,000  437,842   (c)    400,000           0    62,583
  Chief Executive Officer (a)         1999  700,008  287,500   (c)    150,000     248,250    70,801

Joseph D. Rupp....................... 2001 $390,008 $ 63,837   (c)     15,750    $      0  $ 28,124
  Executive Vice President,           2000  325,008  157,892   (c)     80,000           0    20,252
  Operations (a)                      1999  300,000  103,720   (c)     30,000      77,875    16,814

Anthony W. Ruggiero.................. 2001 $425,004 $ 55,000   (c)     27,750    $      0  $ 31,130
  Executive Vice President and        2000  415,008  158,529   (c)    160,000           0   293,168
  Chief Financial Officer             1999  400,008  150,000   (c)     60,000           0   326,363

Thomas M. Gura....................... 2001 $333,340 $ 42,500   (c)     13,500    $      0  $ 42,908
  Vice President and President,       2000  300,000  180,682   (c)     80,000           0    21,790
  Brass & Winchester Divisions        1999  275,004  193,007   (c)     30,000      77,875    19,154

Peter C. Kosche...................... 2001 $352,008 $ 47,500   (c)     21,000    $      0  $ 27,753
  Senior Vice President,              2000  340,008  135,882   (c)    100,000           0    26,312
  Corporate Affairs                   1999  325,008  118,750   (c)     40,000      51,505    22,791

--------
(a)Effective January 1, 2002, Mr. Rupp became President and Chief Executive Officer. Mr. Griffin remains as Chairman of the Board.
(b)1999 numbers include special performance bonuses related to work performed in connection with the spin-off of Arch Chemicals in the amounts of $150,000 for the CEO, $100,000 for the CFO and $75,000 for the Senior Vice President. We did not make any bonus payments to Messrs. Griffin, Ruggiero or Kosche for the Company's EVA Performance for 1999 and 2001.
(c)We did not pay "Other annual compensation" to any named executive officer except for perquisites and other personal benefits, which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual's salary plus bonus.
(d)As required by Securities and Exchange Commission rules, we report LTIP awards in the year paid rather than in the year earned, because by their nature they do not reflect performance in one particular year and often are not fully determinable until paid. LTIP payouts in 1999 included retention units for 1989-1992 which had a six-year normal retention period which accelerated to payout in 1999 prior to the spin-off of Arch Chemicals.
(e)Amounts reported in this column for 2001 are comprised of the following items:

                                                                  Value of Split-
                    Exercise of                                       Dollar
                    Arch Stock  CEOP   Supplemental   Term Life   Life Insurance
                    Options (1) Match    CEOP (2)   Insurance (3)  Premiums (4)
                    ----------- ------ ------------ ------------- ---------------
Donald W. Griffin..   $40,980   $5,138   $17,813       $1,390         $34,007
Joseph D. Rupp.....     8,055    5,175     6,675        1,390           6,829
Anthony W. Ruggiero         0    4,575     8,325        1,390          16,840
Thomas M. Gura.....    21,845    5,188     4,963        1,390           9,522
Peter C. Kosche....     4,478    5,175     5,535        1,390          11,175

--------
(1)Olin employees may exercise their options for shares of Arch Chemicals, Inc. common stock (issued in the 1999 spin-off of Arch Chemicals) for either a cash payment or for Arch Chemicals common stock. Olin pays the difference between the option exercise price and the fair market value of Arch Chemicals common stock at the time of exercise to the employee if he or she elects to take cash, or to Arch, which then issues the appropriate number of shares to the employee, if the employee elects to take stock.
(2)Under the Supplemental CEOP, CEOP participants whose contributions are limited under certain IRS regulations, may make tax deferred contributions as would otherwise be permitted in the CEOP. We match Supplemental CEOP contributions, as we would under the CEOP. The amounts of our matching contributions made on behalf of the executives are shown.
(3)The key executive life insurance program offers executives the choice between additional life insurance or monthly income benefits for their spouse and children, if they die while working for Olin. We fund these benefits through life insurance and the premiums we paid are shown.
(4)Represents the total amount of the premiums we paid in 2001 for life insurance and to fund the retiree death benefits.

                              Stock Option Plans

   We grant to key employees, selected by the compensation committee, options to purchase shares of common stock. The option price must be at least the fair market value of the common stock on the date of the grant and the options may not be exercised later than ten years from such date. Instead of requiring an optionee to pay cash, the compensation committee may permit an optionee to pay the exercise price of the options with common stock, valued at the market price on the date of exercise. Except for anti-dilution adjustments, options do not provide for repricing or other adjustments to the exercise price.

   This table provides information about stock options we granted in 2001 to the individuals named in the Summary Compensation Table on page 17.

                   Option/SAR Grants of Common Stock in 2001

                                               Individual Grants
                    -----------------------------------------------------------------------
                                                              Potential Realizable Value at
                                                                    Assumed Rates of
                                                                Stock Price Appreciation
                                                                  for Option Term(c,d)
-                                                             -----------------------------
                               % of Total
                    Number of   Options
                    Securities  Granted
                    Underlying   to All
                     Options   Employees  Exercise Expiration
Name                Granted(a)  in 2001   Price(b)    Date         5%             10%
----                ---------- ---------- -------- ---------- ------------  --------------
Donald W. Griffin..   72,750      16.1     $18.63    2/7/11   $    852,361  $    2,160,051
Joseph D. Rupp.....   15,750       3.5      18.63    2/7/11        184,532         467,640
Anthony W. Ruggiero   27,750       6.1      18.63    2/7/11        325,128         823,937
Thomas M. Gura.....   13,500       3.0      18.63    2/7/11        158,170         400,834
Peter C. Kosche....   21,000       4.7      18.63    2/7/11        246,042         623,520
All Shareholders...      N/A       N/A        N/A      N/A     508,958,984   1,289,796,906
All Optionees......  451,300     100.0      18.59      (e)       5,276,216      13,370,969

--------
(a)We awarded stock options to the five named individuals effective February 8, 2001. The options granted to Mr. Griffin become exercisable on April 1, 2002. The remaining options become exercisable in three equal annual increments, beginning on February 8, 2002.
(b)The exercise price of the options is equal to the fair market value of common stock on the grant dates (calculated on a weighted average basis).
(c)No gain to the optionees is possible without appreciation in the stock price which will benefit all shareholders commensurately. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of our stock price or to establish any present value of the options.
(d)Realizable values are computed based on the number of options granted in 2001 and still outstanding at year-end.
(e)The expiration dates of options granted during 2001 are February 7, 2011, March 1, 2011, and August 8, 2011.

   This table describes options exercised during 2001 and the outstanding options at the end of 2001 for the individuals named in the Summary Compensation Table on page 17.

   Aggregated Option Exercises in 2001 and Year-end 2001 Stock Option Values

                                        Number of Securities       Aggregate Value of
                                       Underlying Unexercised   Unexercised, In-the-Money
                                         Options at 12/31/01     Options at 12/31/01(a)
-                                     ------------------------- -------------------------
                     Shares
                    Acquired
                       On     Value
                    Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
Name                  (#)      ($)        (#)          (#)          ($)          ($)
----                -------- -------- ----------- ------------- ----------- -------------
Donald W. Griffin..  18,796  115,407    561,870      456,070      84,141       14,500
Joseph D. Rupp.....   3,882   32,434    114,830       92,416      18,605        2,900
Anthony W. Ruggiero       0        0    207,871      181,078      11,600        5,800
Thomas M. Gura.....   3,882   22,323     83,104       90,166       6,193        2,900
Peter C. Kosche....   1,879   13,472    135,412      117,663      20,390        3,867

--------
(a)Value was computed as the difference between the exercise price and the $16.14 per share closing price of our common stock on December 31, 2001, as reported on the consolidated transaction reporting system relating to New York Stock Exchange issues.

   The following table describes performance share awards we made in 2001 to the individuals named in the Summary Compensation Table on page 17.

             Long-Term Incentive Plan--Awards in Last Fiscal Year

                                                   Estimated Future Payouts under
                                                   Non-Stock Price-Based Plans(a)
  -                                                ------------------------------
                      Number Performance or Other
                        of       Period Until      Threshold     Target  Maximum
  Name                Shares Maturation or Payment    (#)         (#)      (#)
  ----                ------ --------------------- ---------    ------   -------
  Donald W. Griffin.. 47,000   December 31, 2003    11,750      47,000   70,500
  Joseph D. Rupp..... 10,000   December 31, 2003     2,500      10,000   15,000
  Anthony W. Ruggiero 18,000   December 31, 2003     4,500      18,000   27,000
  Thomas M. Gura.....  9,000   December 31, 2003     2,250       9,000   13,500
  Peter C. Kosche.... 13,000   December 31, 2003     3,250      13,000   19,500

--------
(a)Actual number of shares paid (payable one-half in stock and one-half in cash) ranges between 25% and 150% of target number, based upon our average annual return on capital compared to the average annual return on capital of the Standard & Poor's MidCap 400 companies over the performance period.

   This table summarizes share and exercise price information about our equity compensation plans as of December 31, 2001. While we are not required to provide this disclosure to shareholders until 2003, we are including it this year to enhance shareholder understanding of our equity compensation plans.

                     Equity Compensation Plan Information

                                             (a)                  (b)                    (c)
                                   ----------------------- ----------------- ----------------------------
                                                                                 Number of securities
                                   Number of securities to Weighted-average    remaining available for
                                       be issued upon      exercise price of    future issuance under
                                   exercise of outstanding    outstanding        equity compensation
                                      options, warrants    options, warrants plans (excluding securities
          Plan Category               and rights(1)(2)        and rights     reflected in column (a) (2))
          -------------            ----------------------- ----------------- ----------------------------
Equity compensation plans approved
  by security holders.............        5,636,272(3)          $20.68                2,112,610
Equity compensation plans not
  approved by security holders....             None              N/A                     N/A

--------
(1)Does not include (i) an aggregate of 76,200 shares of restricted stock payable over the years 2002, 2003 and 2004, (ii) a maximum of 130,212 of performance shares payable in 2004, or (iii) 93,299 shares granted and deferred under the Directors Plan.
(2)Number of shares is subject to adjustment for changes in capitalization for stock splits and stock dividends and similar events.
(3)Includes options for 924,000 shares with an exercise price of $18.97 per share, that are exercisable only upon the earlier of December 27, 2009 (one month before the options expire) or the tenth day (in any 30 calendar day period) upon which the average of the high and low per share sales prices of the common stock as reported on the consolidated transaction system for New York Stock Exchange issues is at or above $28.00. The weighted average remaining exercise period for the outstanding options listed in the table above was 6.25 years at December 31, 2001.

                               Performance Graph

   This graph compares the total shareholder return on our common stock, with the total return on the S&P Midcap 400 and our peer group for the five-year period from December 31, 1996 through December 31, 2001. The cumulative return includes reinvestment of dividends.

   Our peer group consists of Georgia Gulf Corporation, Brush Engineered Materials Inc., Chase Industries Inc., Mueller Industries, Inc. and Wolverine Tube, Inc. Our Peer Group is weighted in accordance with market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each of the five years covered by the performance graph. We calculated the weighted return for each year by multiplying (a) the percentage that each corporation's market capitalization represented of the total market capitalization for all corporations in our Peer Group for such year by (b) the total shareholder return for that corporation for such year. Our Peer Group no longer includes Pioneer Companies, Inc., as Pioneer's previously outstanding common stock was cancelled in 2001 as part of Pioneer's Chapter 11 bankruptcy proceedings in the United States (and parallel proceedings in Canada).

                                    [CHART]

                Comparison of Five Year Cumulative Total Return*
               Among Olin Corporation, The S & P Midcap 400 Index
                                And A Peer Group

        OLIN CORPORATION    PEER GROUP      S&P MIDCAP 400
        ----------------    ----------      --------------
12/96        $100             $100              $100
12/97         134              125               132
12/98          83               80               158
12/99          99              118               181
12/00         116               89               212
12/01          89               96               196


* $100 invested on 12/31/96 in stock or index, including reinvestment of dividends. The graph reflects distributions received in connection with the spin-off of Primex Technologies, Inc. and Arch Chemicals, Inc. as a dividend. Such dividend is assumed to have been reinvested in our common stock as of January 7, 1997 and February 9, 1999, respectively.

                               12/96 12/97 12/98 12/99 12/00 12/01
              ----------------------------------------------------
              OLIN CORPORATION  100   134    83    99   116    89
              PEER GROUP......  100   125    80   118    89    96
              S & P MIDCAP 400  100   132   158   181   212   196

                             EXECUTIVE AGREEMENTS

   As of December 31, 2001, Olin had compensation agreements with the executive officers named in the table on page 17 and five other officers. These agreements provide, among other things, that the officer will receive a payment from Olin if the individual is terminated (other than for cause), or the employee elects to leave Olin under certain circumstances. The payment includes a lump sum severance payment equal to 12 months' salary plus the greater of:

.. the average incentive compensation award paid by Olin during the three years before the termination, or

.. the standard annual incentive compensation award, less any amounts payable under existing disability plans of Olin, instead of other Olin severance benefits.

Olin provides pension credit and insurance coverage for twelve months, and in certain cases, beyond such period. The agreements also provide for outplacement services.

   If a ''Change in Control'' of Olin occurs, the agreements provide that the officer will receive a lump sum severance payment equal to three times the severance payment described above. A "Change in Control" occurs if:

..  Olin ceases to be publicly owned;

.. 20% or more of its voting stock is acquired by others (other than an Olin employee benefit plan);

.. the current Directors and their designated successors become a minority of the Board over a two-year period;

.. substantially all of our business is disposed of in a transaction in which Olin is not the surviving corporation; or

..  Olin merges with another company and is the surviving corporation (unless
   Olin shareholders own more than 50% of the voting stock or other ownership interest of the combined company).

   In the event of a "Change in Control" of Olin, these executive agreements require qualified individuals to continue to work for a period of six months after an announcement or a contract providing for a potential "Change of Control," provided that the individual retains substantially the same position as before the potential "Change in Control." These executive agreements expire on September 30, 2002, (or, if a ''Change in Control'' occurs before that date, on the later of September 30, 2002 or three years following the ''Change in Control''). These executive agreements also provide that any payments made under any "Change in Control" provision in any compensation or benefit plan of Olin subject to the "excess parachute payment" tax will be increased so that the executive will receive the same net payment as if such tax did not apply.

   Certain of Olin's benefit and compensation plans, including its EVA annual incentive bonus plan, also contain ''Change-in-Control'' provisions.

                              RETIREMENT BENEFITS

Qualified Pension Plan for Employees

   We provide fixed retirement benefits through a tax qualified pension plan and two non-qualified plans described below. The normal retirement age is 65, but early retirement is available after age 55 with at least 10 years of service. (If early retirement is before age 62, the employee receives reduced benefits.) The pension benefits are calculated based on the average cash compensation per year (salary and bonus shown in the Summary Compensation Table on page 17) for the highest three years during the ten years before and including the year in which an employee retires. The normal retirement allowance is 1.5% of the employee's average compensation multiplied by the number of years of service, less a percentage of the employee's primary Social Security benefit based on years of service (not to exceed 50% of such Social Security benefit).

   When the employee qualifies and elects to retire, the benefits of the qualified plan will be paid in monthly installments, unless the present value of the benefit is less than $5,000. The qualified pension plan, called the Olin Corporation Employees Pension Plan, provides that if within three years following a "Change in Control" of Olin, any corporate action is taken or filing made in contemplation of, among other things, a plan termination or merger, or other transfer of assets or liabilities of the plan, and such termination, merger or other event thereafter takes place, plan benefits would automatically increase for affected participants (and retired participants) to absorb any surplus plan assets.

Non-Qualified Supplemental Employee Pension Plan

   Under this non-qualified supplemental pension plan, we pay a supplemental pension based on the formula described above on deferred compensation, including deferred incentive compensation.

   The non-qualified supplemental pension plan also provides additional pension benefits to highly compensated employees, whose benefits from qualified plans are limited by the Internal Revenue Code. This plan provides for the payment of supplemental pension benefits equal to the reduction in the qualified plan benefit resulting from the IRS limitations.

   The non-qualified supplemental pension plan provides that unless the executive elects installment payments, the executive will receive benefits under the plan in a lump sum, provided the lump sum exceeds $100,000.

   In the event of a "Change in Control", we will pay each eligible employee a lump sum amount sufficient to purchase an annuity which will provide the same monthly after tax benefit as the employee would have received under the plan based on benefits accrued as of the date of the Change in Control. The lump sum payment will be reduced to take into consideration monthly payments provided under trust arrangements or other annuities we establish or purchase to make payments under this plan.

Senior Executive Pension Plan

   Our Senior Executive Pension Plan provides additional pension benefits for senior executives. Under this plan, we pay pension benefits to certain senior executives when they retire after age 55 (with reduced benefits if they retire before age 62). The benefits are based on the average cash compensation per year (salary and bonus shown in the Summary Compensation Table on page 17) for the highest three years during the ten years including the year in which an executive retires. The benefits equal 3% of the executive's average compensation multiplied by the number of years of service in a senior executive position, reduced by pension benefits that accrued under our qualified and non-qualified plans for the period of time credited under the Senior Executive Pension Plan, and further reduced by 50% of employee's primary Social Security benefit. The maximum benefit payable is 50% of the employee's average compensation reduced by amounts payable from our qualified and non-qualified plans and certain adjustments set forth in the plan documents, if applicable. The Senior Executive Pension Plan also provides benefits to an executive's surviving spouse equal to 50% of the executive's benefits.

   To receive benefits under the Senior Executive Pension Plan, an executive must meet the service requirements and other plan provisions regarding suspension of benefit accruals and cessation of benefits. Even if the benefits have accrued, the compensation committee may remove a participant from the Senior Executive Pension Plan for cause.

   The Senior Executive Pension Plan provides that unless the executive elects installment payments, the executive will receive benefits under the plan in a lump sum payment upon retirement as long as the lump sum would exceed $100,000. However, in the event of a "Change in Control," the plan will pay qualified executives a lump sum amount sufficient to purchase an annuity which will provide the same after-tax benefit. In addition, the agreements described above under ''Executive Agreements'' provide that an executive officer who is less than age 55 at the time of a "Change in Control," will be treated as if he or she had retired at age 55, and the lump sum payment will be calculated based on the years of service at the date of a "Change in Control."

   The following table shows the maximum amount of retirement benefits annually payable under the qualified pension plan, the non-qualified supplemental pension plan and the senior executive pension plan. These amounts will be reduced by Social Security benefits and other offsets described above.

                              Pension Plan Table

                                      Years of Service
               --------------------------------------------------------------
  Compensation 10 Years 15 Years 20 Years 25 Years 30 Years 35 Years 40 Years
  ------------ -------- -------- -------- -------- -------- -------- --------
  $  200,000.. $ 60,000 $ 90,000 $100,000 $100,000 $100,000 $105,000 $120,000
     300,000..   90,000  135,000  150,000  150,000  150,000  157,500  180,000
     400,000..  120,000  180,000  200,000  200,000  200,000  210,000  240,000
     500,000..  150,000  225,000  250,000  250,000  250,000  262,500  300,000
     600,000..  180,000  270,000  300,000  300,000  300,000  315,000  360,000
     700,000..  210,000  315,000  350,000  350,000  350,000  367,500  420,000
     800,000..  240,000  360,000  400,000  400,000  400,000  420,000  480,000
     900,000..  270,000  405,000  450,000  450,000  450,000  472,500  540,000
   1,000,000..  300,000  450,000  500,000  500,000  500,000  525,000  600,000
   1,100,000..  330,000  495,000  550,000  550,000  550,000  577,500  660,000
   1,200,000..  360,000  540,000  600,000  600,000  600,000  630,000  720,000
   1,300,000..  390,000  585,000  650,000  650,000  650,000  682,500  780,000
   1,400,000..  420,000  630,000  700,000  700,000  700,000  735,000  840,000
   1,500,000..  450,000  675,000  750,000  750,000  750,000  787,500  900,000
   1,600,000..  480,000  720,000  800,000  800,000  800,000  840,000  960,000

   Credited years of service for the named executive officers as of December 31, 2001 are as follows: Mr. Griffin, 40.6 years (20.8 years under the Senior
Plan); Mr. Rupp, 28.9 years (15.4 years under the Senior Plan); Mr. Ruggiero,
6.3 years (6.3 years under the Senior Plan); Mr. Gura, 33.5 years (14.4 years under the Senior Plan); and Mr. Kosche, 28.8 years (8.6 years under the Senior
Plan).

Other

   Under our compensation plans and arrangements, all participants, including Directors, may defer payment of salaries, Director compensation and incentive compensation to cash and phantom stock accounts.

                         Report of the Audit Committee

   The audit committee held five meetings during 2001. The meetings were designed to facilitate and encourage private communication between the audit committee and the internal auditors and our independent public accountants, KPMG LLP.

   The audit committee consists of three Directors, all of whom meet the audit committee member requirements under NYSE listing standards. The audit committee acts under a written Charter adopted by the Board of Directors in 1997, which is reviewed annually and was last updated in 2000.

   The audit committee reviewed and discussed the audited financial statements for fiscal year 2001 with management and the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which include, among other things:

..  methods Olin used to account for significant and unusual transactions;

.. the effect of important accounting policies in controversial or emerging areas for which there is no authoritative guidance;

.. the process management used to formulate sensitive accounting estimates and the auditor's conclusions regarding the reasonableness of those accounting estimates; and

.. disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

   In addition, the audit committee received the written disclosures and a letter from our independent accountants, KPMG LLP, required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. The audit committee discussed with KPMG the issue of its independence from Olin. The audit committee also reviewed the fees paid to KPMG during 2001 to ensure that all of the work performed was compatible with maintaining KPMG's independence.

   Based on the audit committee's discussion with management and the independent accountants and the audit committee's review of management and the report of the independent accountants, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in Olin's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

February 28, 2002

                                          William W. Higgins, Chairman
                                          Stephen F. Page
                                          Richard M. Rompala

        ITEM 2--PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

   KPMG LLP was our independent auditor for 2001. A summary of the fees we paid to KPMG during 2001 follows:

                     Nature of Service                      Fees (in thousands)
                     -----------------                      -------------------
 Audit Fees (including quarterly financial reviews)........       $  675
 Financial Information Systems Design and Implementation...           --
 Other Fees:
    .  Assistance to internal audit........................          217
    .  Benefit plan audits.................................          154
    .  Environmental expense accounting/litigation support.          124
    .  Tax advice and services.............................           63
    .  Debt offering comfort letters.......................           50
    .  Acquisition due diligence...........................           43
    .  All other...........................................            7
                                                                  ------
        Total Fees.........................................       $1,333
                                                                  ======

Who has the Board appointed as independent auditors for 2002?

   The Board has appointed the firm of KPMG LLP as our independent auditors for the year 2002. The audit committee recommended the appointment of KPMG.

Is a shareholder vote required to approve Olin's independent auditors?

   The law and our By-laws do not require us to submit this matter to the shareholders at the annual meeting. The Board chose to submit it to the shareholders to ascertain their views. If shareholders do not ratify their appointment at the annual meeting, the Board of Directors intends to reconsider its appointment of KPMG LLP as independent auditors.

Will I have an opportunity to hear from KPMG LLP and ask them questions?

   We expect representatives of KPMG LLP to be present at the annual meeting. They will have an opportunity to make a statement and to respond to appropriate questions if they desire to do so.

How many votes are required to approve the appointment of KPMG LLP as independent auditors for 2002?

   To approve the appointment of KPMG LLP as independent auditors for 2002, the votes cast in favor of KPMG LLP must exceed the votes cast in opposition to KPMG LLP. Abstentions and shares held in street name that are not voted will not be included in determining the number of votes cast.

How does the Board recommend you vote?

   The Board recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent auditors for 2002.

                                          By Order of the Board of Directors:

                                          /s/ Stuart Roth
                                          Stuart Roth
                                          Assistant Secretary

Dated: March 12, 2002

[GRAPHIC OF PRINTED ON RECYCLED PAPER]